Exhibit (j) under Form N-1A

Exhibit 23 under Item 601/Reg.S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 333-128884) of Federated Managed Pool Series. We also consent to the incorporation by reference of our report dated January 24, 2014 on Federated International Bond Strategy Portfolio (one of the portfolios constituting Federated Managed Pool Series) included in its Annual Shareholder Report for the fiscal year ended November 30, 2013. We also consent to the incorporation by reference of our reports dated February 24, 2014 on Federated High-Yield Strategy Portfolio and Federated Mortgage Strategy Portfolio (two of the portfolios constituting Federated Managed Pool Series) included in their Annual Shareholder Reports for the fiscal year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2014